Registration No. 333-160329
Registration No. 333-182238
Registration No. 333-189213
Registration No. 333-212012
Registration No. 333-214529
Registration No. 333-217805
Registration No. 333-218905
Registration No. 333-225608
Registration No. 333-232142
Registration No. 333-239330
Registration No. 333-257053
Registration No. 333-135398
Registration No. 333-204999
Registration No. 333-45330
Registration No. 333-45332
Registration No. 333-62894
Registration No. 333-86350

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3
to
FORM S-8 REGISTRATION STATEMENT NO. 333-160329
FORM S-8 REGISTRATION STATEMENT NO. 333-182238
FORM S-8 REGISTRATION STATEMENT NO. 333-189213
FORM S-8 REGISTRATION STATEMENT NO. 333-212012
FORM S-8 REGISTRATION STATEMENT NO. 333-214529
FORM S-8 REGISTRATION STATEMENT NO. 333-217805
FORM S-8 REGISTRATION STATEMENT NO. 333-218905
FORM S-8 REGISTRATION STATEMENT NO. 333-225608
FORM S-8 REGISTRATION STATEMENT NO. 333-232142

AND

Post-Effective Amendment No. 2
to
FORM S-8 REGISTRATION STATEMENT NO. 333-239330

AND

Post-Effective Amendment No. 1
to
FORM S-8 REGISTRATION STATEMENT NO. 333-257053
FORM S-8 REGISTRATION STATEMENT NO. 333-135398
FORM S-8 REGISTRATION STATEMENT NO. 333-204999
FORM S-8 REGISTRATION STATEMENT NO. 333-45330
FORM S-8 REGISTRATION STATEMENT NO. 333-45332
FORM S-8 REGISTRATION STATEMENT NO. 333-62894
FORM S-8 REGISTRATION STATEMENT NO. 333-86350

UNDER
THE SECURITIES ACT OF 1933

Arena Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	23-2908305
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

136 Heber Avenue, Suite 204
Park City, UT 84060
(Address of Principal Executive Offices)

Arena Pharmaceuticals Inc. Amended & Restated 1998 Equity Compensation Plan
Arena Pharmaceuticals, Inc. 2000 Equity Compensation Plan
2001 Arena Employee Stock Purchase Plan
Arena Pharmaceuticals, Inc. 2002 Equity Compensation Plan
Arena Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan
Arena Pharmaceuticals, Inc. 2009 Long-Term Incentive Plan
Arena Pharmaceuticals, Inc. 2012 Long-Term Incentive Plan
Arena Pharmaceuticals, Inc. 2013 Long-Term Incentive Plan
Arena Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan
Arena Pharmaceuticals, Inc. Amended and Restated 2017 Long-Term Incentive Plan
Arena Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan
Arena Pharmaceuticals, Inc. Amended and Restated 2020 Long-Term Incentive Plan
Arena Pharmaceuticals, Inc. 2021 Long-Term Incentive Plan

(Full title of the plans)

Margaret Madden
Vice President and Secretary
Arena Pharmaceuticals, Inc.
235 East 42nd Street
New York, NY 10017

(212) 733-2323
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Emily Oldshue
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
(617) 951-7241

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed by Arena Pharmaceuticals, Inc. (the “Registrant” or the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•
Registration Statement No. 333-160329, filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2009, as amended on June 19, 2020 and further amended on June 14, 2021, relating to the registration of 16,031,010 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) for issuance under the Company’s 2009 Long-Term Incentive Plan (the “2009 LTIP”) and 1,500,000 shares of Common Stock for issuance under the Company’s 2009 Employee Stock Purchase Plan (the “2009 ESPP”);

•
Registration Statement No. 333-182238, filed with the SEC on June 20, 2012, as amended on June 19, 2020 and further amended on June 14, 2021, relating to the registration of 29,671,844 shares of Common Stock for issuance under the 2012 Long-Term Incentive Plan (the “2012 LTIP”) and 1,021,494 shares of Common Stock under the 2009 ESPP;

•
Registration Statement No. 333-189213, filed with the SEC on June 10, 2013, as amended on June 19, 2020 and further amended on June 14, 2021 relating to the registration of 43,581,606 shares of Common Stock for issuance under the Company’s 2013 Long-Term Incentive Plan (the “2013 LTIP”);

•
Registration Statement No. 333-212012, filed with the SEC on June 14, 2016, as amended on June 19, 2020 and further amended on June 14, 2021, relating to the registration of an additional 4,600,000 shares of Common Stock for issuance under the 2013 LTIP;

•
Registration Statement No. 333-214529, filed with the SEC on November 9, 2016, as amended on June 19, 2020 and further amended on June 14, 2021, relating to the registration of an additional 800,000 shares of Common Stock for issuance under the 2013 LTIP;

•
Registration Statement No. 333-217805, filed with the SEC on May 9, 2017, as amended on June 19, 2020 and further amended on June 14, 2021, relating to the registration of an additional 1,293,500 shares of Common Stock for issuance under the 2013 LTIP;

•
Registration Statement No. 333-218905, filed with the SEC on June 22, 2017, as amended on June 19, 2020 and further amended on June 14, 2021, relating to the registration of 7,172,696 shares of Common Stock for issuance under the Company’s 2017 Long-Term Incentive Plan, as amended on June 13, 2019 (the “2017 LTIP”);

•
Registration Statement No. 333-225608, filed with the SEC on June 13, 2018, as amended on June 19, 2020 and further amended on June 14, 2021, relating to the registration of an additional 6,100,000 shares of Common Stock for issuance under the 2017 LTIP;

•
Registration Statement No. 333-232142, filed with the SEC on June 14, 2019, as amended on June 19, 2020 and further amended on June 14, 2021, relating to the registration of an additional 850,000 shares of Common Stock for issuance under the 2017 LTIP and 1,000,000 shares of Common Stock for issuance under the Company’s 2019 Employee Stock Purchase Plan;

•
Registration Statement No. 333-239330, filed with the SEC on June 19, 2020, as amended on June 14, 2021, relating to the registration of an additional 610,705 shares of Common Stock for issuance pursuant to outstanding inducement awards under the 2017 LTIP and 650,000  shares of Common Stock for issuance under the Company’s 2020 Long-Term Incentive Plan, as amended on February 12, 2021 (the “2020 LTIP”) and an additional 92,610 shares of Common Stock for issuance pursuant to outstanding inducement awards under the 2020 LTIP;

•
Registration Statement No. 333-257053, filed with the SEC on June 11, 2021, relating to the registration of 784,910 shares of Common Stock for issuance pursuant to outstanding inducement awards under the 2020 LTIP and 1,466,561 shares of Common Stock for issuance under the Company’s 2021 Long-Term Incentive Plan;

•
Registration No. 333-135398, filed with the SEC on June 28, 2006, relating to the registration of 500,000 shares of Common Stock for issuance under the Company’s 2001 Employee Stock Purchase Plan (the “2001 ESPP”), including related rights to purchase Series A Junior Participating Preferred Stock and 6,000,000 shares of Common Stock for issuance under the Company’s 2006 Long-Term Incentive Plan, including related rights to purchase Series A Junior Participating Preferred Stock;

•	Registration No. 333-204999, filed with the SEC on June 16, 2015, relating to the registration of 987,961 shares of Common Stock for issuance under the Company’s 2009 ESPP;

•
Registration No. 333-45330, filed with the SEC on September 7, 2000, relating to the registration of 562,325 shares of Common Stock for issuance under the Company’s Amended & Restated 1998 Equity Compensation Plan;

•	Registration No. 333-45332, filed with the SEC on September 7, 2000, relating to the registration of 2,000,000 shares of Common Stock for issuance under the Company’s 2000 Equity Compensation Plan;

•	Registration No. 333-62894, filed with the SEC on June 13, 2001, relating to the registration of 1,000,000 shares of Common Stock for issuance under the Company’s 2001 ESPP, and

•	Registration No. 333-86350, filed with the SEC on April 16, 2002, relating to the registration of 2,750,000 shares of Common Stock for issuance under the Company’s 2002 Equity Compensation Plan.

The Company is filing this Post-Effective Amendment No. 3 to the Registration Statement Nos. 333-160329; 333-182238; 333-189213; 333-212012; 333-214529; 333-217805; 333-218905; 333-225608; 333-232142; Post-Effective Amendment No. 2 to the Registration Statement No. 333-239330 and Post-Effective Amendment No. 1 to the Registration Statement Nos. 333-257053; 333-135398; 333-204999; 333-45330; 333-45332; 333-62894; 333-86350 to withdraw and remove from registration any and all shares of Common Stock that remain unsold or otherwise unissued under the Registration Statements.

On March 11, 2022, pursuant to the Agreement and Plan of Merger, dated as of December 12, 2021 (the “Merger Agreement”), by and among the Company, Pfizer Inc., a Delaware corporation (“Parent”), and Antioch Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

As a result of the consummation of the transactions contemplated by the Merger Agreement, the Registrant has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration all securities of the Registrant registered pursuant to the Registration Statements that remain unsold or otherwise unissued as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement Nos. 333-160329; 333-182238; 333-189213; 333-212012; 333-214529; 333-217805; 333-218905; 333-225608; 333-232142; Post-Effective Amendment No. 2 to the Registration Statement No. 333-239330 and Post-Effective Amendment No. 1 to the Registration Statement Nos. 333-257053; 333-135398; 333-204999; 333-45330; 333-45332; 333-62894; 333-86350 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 11, 2022.

ARENA PHARMACEUTICALS, INC.

By:	/s/ Margaret Madden
Margaret Madden
Vice President and Secretary

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 3 to the Registration Statement Nos. 333-160329; 333-182238; 333-189213; 333-212012; 333-214529; 333-217805; 333-218905; 333-225608; 333-232142; Post-Effective Amendment No. 2 to the Registration Statement No. 333-239330 and Post-Effective Amendment No. 1 to the Registration Statement Nos. 333-257053; 333-135398; 333-204999; 333-45330; 333-45332; 333-62894; 333-86350.